Exhibit 23.1

        As Independent Public Accountants, we hereby consent to the incorporation of our reports incorporated by reference in the 2001 Form 10-K(A), into the Company's previously filed Registration Statement File Nos. 333-58491, 333-64113 and No. 333-82707.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
July 12, 2002